                                                                    EXHIBIT 99.1

                                 Tom Brown, Inc.
                             555 Seventeenth Street
                                   Suite 1850
                             Denver, Colorado 80202

                                  April 8, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies and Gentlemen:

Pursuant to Securities and Exchange Commission Release Nos. 33-8070; 34-45590; 35-27503; 39-2935; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Tom Brown, Inc. ("TBI") has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the Audit.

                                       TOM BROWN, INC.

                                       /s/ DANIEL G. BLANCHARD
                                       --------------------------------
                                       EXECUTIVE  VICE PRESIDENT, CHIEF
                                       FINANCIAL OFFICER AND TREASURER